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                                    Exhibit 2

                                 Form of By-Laws

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                                   BY-LAWS OF
                         NORTHSTAR ADVANTAGE ______ FUND


                                    ARTICLE 1

                                   DEFINITIONS

The terms "Custodian", "Declaration", "Distributor", "His", "Interested Person", "Investment Adviser", "1940 Act", "Person", "Series", "Shareholder", "Shareholder Servicing Agent", "Shares", "Transfer Agent", "Trust", "Trust Property", "Trustees", and "vote of a majority of the shares outstanding and entitled to vote", have the respective meanings given them in the Amended and Restated Declaration of Trust - Northstar Advantage ______ Fund dated June 2, 1995, as amended from time to time.


                                   ARTICLE II

                                     OFFICES

     SECTION 1. RESIDENT AGENT. The Trust shall maintain a resident agent in the Commonwealth of Massachusetts, which agent shall initially be CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof it delivered to the office of the Secretary of the Commonwealth.

     SECTION 2. OFFICES. The Trust may have its principal office and other offices in such places without as well as within the Commonwealth of Massachusetts as the Trustees may from time to time determine.


                                   ARTICLE III

                                  SHAREHOLDERS

     SECTION 1. MEETINGS. A meeting of Shareholder may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request, which shall specify the purpose or purposes for which such meeting is to be called, of Shareholders holding in the aggregate not less than 10% of the outstanding shares entitled to vote on the matters specified in such written request. Any such meeting shall be held as provided in the Declaration at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate. The holders of a MAJORITY of outstanding shares present in person or by proxy shall constitute a quorum at any meeting of the Shareholders. In the absence of a quorum, a majority of outstanding shares entitled to vote present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present.



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     SECTION 2.  NOTICE OF MEETINGS.  Notice of all meetings of the
Shareholders, stating the time, place and purpose of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust mailed at least (10) days and not more than sixty (60) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

     SECTION 3. RECORD DATE FOR MEETINGS AND OTHER PURPOSES. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determinations of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

     SECTION 4. PROXIES. At any meeting of Shareholders, any holder of Shares entitled to vote threat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent for the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole shares shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote, and each fractional share shall be entitled to a proportionate fractional vote. When any Shares is held jointly by several persons, any one of them may vote at any meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such shares, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     SECTION 5. INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

     SECTION 6. ACTION WITHOUT MEETING. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of the Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.



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                                   ARTICLE IV

                                    TRUSTEES

     SECTION 1. MEETINGS OF THE TRUSTEES. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given, meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any one of the Trustees, at the time being in office. Notice of meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustees called the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, wirelessed, or transmitted by facsimile to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees meetings. Such consents shall be treated as a vote for all purposes.

     SECTION 2. QUORUM AND MANNER OF ACTING. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until quorum shall be present. Notice of an adjourned meeting need not be given.

     SECTION 3. ADVISORY TRUSTEES. The Trustees may from time to time designate and appoint one or more qualified persons to the position of "advisory Trustee". Each advisory Trustee shall serve for such term as shall be specified in the resolution of the Trustees appointing such person or until his earlier resignation or removal. An advisory Trustee may be removed from such position with or without cause by the vote of a majority of the Trustees given at any regular or special meeting. An advisory Trustee may be invited to attend all meetings of the Trustees but shall not be present at any portion of a meeting from which the advisory Trustee shall have been excluded by vote of the Trustees. An advisory Trustee shall provide to the Trust information and advice about securities and currency markets, political developments, economic and business factors and trends and provide such other advice as the Trustees may request from time to time, but shall not provide advice or make recommendations regarding the purchase or sale of securities. An advisory Trustee shall not be a "Trustee" or "Officer" within the meaning of the Declaration, or of these By-Laws, shall not hold himself out as any of the foregoing, and shall not be liable to any person for any act of the Trust. Notice of special meetings may be given to an advisory Trustee but the failure to give such notice shall not affect the validity of any meeting or the action taken thereat. An advisory Trustee shall not have the powers of a Trustee, may not


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vote at meetings of the Trustees and shall not take part in the operation or governance of the Trust. An advisory Trustee shall receive compensation in such amounts and in such manner as the Trustees of the Trust shall determine from time to time and may be reimbursed for expenses incurred in attending meetings of the Trustees or otherwise.


                                    ARTICLE V

                                   COMMITTEES

     SECTION 1. EXECUTIVE AND OTHER COMMITTEES. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

     SECTION 2. MEETINGS, QUORUM AND MANNER OF ACTING. The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

     The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

     SECTION 3. CHAIRMAN. The Trustees may, by a majority vote of all the Trustees, elect from their own number a Chairman, to hold office until his successors shall have been duly elected and qualified. The Chairman shall not hold any other office. The Chairman may be, but need not be, a Shareholder. The Chairman shall preside at all meetings of the Trustees and shall have such other duties as from time to time may be assigned to him by the Trustees.


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                                   ARTICLE VI

                                    OFFICERS

     SECTION 1. GENERAL PROVISIONS. The officers of the Trust shall be a President, a Treasurer and a Secretary, each of whom shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

     SECTION 2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided by law, the Declaration or these By-Laws, the President, the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the please of the Trustees. The Secretary and Treasurer shall not be held by the same person. The President shall hold no other office. Except as above provided, any two offices may be held by the same person. Any officer may be but none need be a Trustee or Shareholder.

     SECTION 3. REMOVAL. The Trustees, at any regular or special meeting of the Trustees, may remove any officer without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such officer or committee.

     SECTION 4. POWERS AND DUTIES OF THE PRESIDENT. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interest of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

     SECTION 5. POWERS AND DUTIES OF VICE PRESIDENT. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any other powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

     SECTION 6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust, he shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to the Declaration or these By-Laws. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if


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required so to do by the Trustees, in such sum and with such surety or sureties as the Trustee shall require.

     SECTION 7. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provide for that purpose; he shall have custody of the seal of the Trust he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

     SECTION 8. POWERS AND DUTIES OF ASSISTANT TREASURERS. In absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     SECTION 9.  POWERS AND DUTIES OF ASSISTANT SECRETARIES.    In the absence
or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

     SECTION 10. COMPENSATION OF OFFICERS AND TRUSTEES AND MEMBERS OF THE ADVISORY BOARD. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of any Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.


                                   ARTICLE VII

                          SHARES OF BENEFICIAL INTEREST


     SECTION 1. CERTIFICATES OF SHARES. For any Series of Shares for which the Trustees shall issue Share certificates each Shareholder of such Series shall be entitled, upon written request made to the Trust or the Shareholder Servicing Agent, to a certificate or certificates which shall represent and certify the number of Shares held by him in the Trust. Each certificate shall be signed by the chairman, if there is one, the president or a vice-president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal of the Trust. The signatures and seal, if any, on a certificate may be either manual or facsimile. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A full record of the issuance of each certificate and the identifying number assigned thereto shall be made on the books and records of the Trust usually kept for the purpose or required by statute.


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     SECTION 2.  TRANSFERS OF SHARES.  Upon surrender to the Trust or the
Shareholder Servicing Agent of a certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Shares of the Trust not represented by certificate shall be transferred by recording the transaction on the books of the Trust maintained by the Shareholder Servicing Agent upon presentation of proper evidence of succession, assignment or authority to transfer.

     The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

     SECTION 3. LOST CERTIFICATES. The Trustees may by resolution establish procedures pursuant to which a new certificate may be issued in place of any certificate theretofore issued by the Trust which has been mutilated or which is alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate, or the making by the person claiming any such certificate, or the making by the person claiming any such certificate to have been lost, stolen or destroyed of an affidavit as to the fact and circumstances of the loss, theft or destruction thereof. The Trustees, in their discretion and as a condition precedent to the issuance of any new certificate, may include among such procedures a requirement that the owner of any certificate alleged to have been lost, stolen or destroyed, or his legal representative, furnish the trust with a bond, in such sum and with such surety or sureties as they may direct, as indemnity against any claim that may be made against the Trust in respect of such lost, stolen or destroyed certificate.


                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the Trust shall be established by the Trustees and the Trustees may from time to time change the fiscal year.


                                  ARTICLE VIII

                                      SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.


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                                   ARTICLE IX

                                WAIVERS OF NOTICE

     Whenever any notice whatever is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or sent by facsimile or other communication leaving a visual record for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or facsimile or other such communications company with instructions that it be telegraphed, cabled or sent by facsimile or other communication leaving a visual record.


                                    ARTICLE X

                                   AMENDMENTS

     These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by (a) vote of a majority of the Shares outstanding and entitled to vote or (b) the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.



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